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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549




                                 FORM 8-K/A




                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported):    December 21, 1994



                   SECURITY NATIONAL FINANCIAL CORPORATION
                   (Exact name of registrant as specified
                              in this Charter)



         Utah                      0-9341                 87-0345941
- ----------------------------  -----------------      -----------------
(State or other jurisdiction  (Commission File        (IRS Employer
  of incorporation)             Number)             Identification No.)



5300 South 360 West, Suite 310  Salt Lake City, Utah           84123
- -----------------------------------------------------         --------
(Address of principal executive offices)                     (Zip Code)



Registrant's Telephone Number, Including Area Code:  (801) 264-1060


                                Does Not Apply
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 2.  Acquisition of Capital Investors Life Insurance Company

On December 21, 1994, Security National Financial
Corporation (the "Company") completed the purchase all of the outstanding shares of common stock of Capital Investors Life Insurance
Company, a Florida corporation, ("CILIC") from Suncoast Financial Corporation, a Delaware corporation ("SFC") and, prior to closing of the transaction, the sole shareholder of CILIC.
Although the closing documents were dated
December 16, 1994, the transaction was not completed until December 21, 1994 when the Florida Department of Insurance approved the purchase of the shares of CILIC by order dated
December 21, 1994. The closing documents were executed and held in escrow until the order was received from the Florida Department of Insurance, following which the escrow was broken pursuant to written directions from the Company and SFC, and the funds and documents were then disbursed in conformance with the terms of the escrow agreement.

At the time of the transaction, CILIC was a Florida domiciled insurance company with total assets of approximately $31.0 million. However, CILIC was redomesticated to Utah as of December
28, 1994. CILIC's assets include fixed maturity securities, equity securities, policy loans, receivables, accrued investment income, deferred policy acquisition costs, and property plant and equipment. CILIC is currently licensed to transact business in 23 states. CILIC's total revenues for the year ended December 31, 1993 were $4,637,000. CILIC had a net loss of $19,000 for fiscal 1993.

As consideration for the purchase of the shares of CILIC, the Company provided SFC at closing with the following: (i) $5,231,000 in cash, (ii)
40,000 shares of the Company's Class A Common
Stock, and (iii) a profit sharing agreement providing for 33-1/3% of the profits from new post-closing sales of existing CILIC plans of insurance to be paid as earned. An aggregate of $2,700,000 of the cash consideration was borrowed by the Company from Key Bank, Crossroads Office,
Salt Lake City, Utah and is payable by the Company in accordance with the terms of a Promissory Note dated December 16, 1994, bearing interest at one-half percent per annum above the bank's prime rate, and payable in monthly payments in the amount of $36,420, with the unpaid principal balance, together with accrued interest and other charges, due and payable on December 16, 1999. The remainder of the purchase price came the Company's internal funds. The
Company is required to register the 40,000 shares of Class A Common Stock by preparing and filing a Form S-3 Registration Statement with the U.S.
Securities and Exchange Commission.

The Company intends to continue the operations of CILIC as an insurance company.

ITEM 7.  Financial Statements and Exhibits.

(a) It is impractical for the Company to provide audited financial statements of CILIC at the time this report is required to be filed. The Company intends to file the required audited financial statements as soon as practicable but not later than sixty (60) days after this report must be filed.

(b) The Company intends to file the required pro forma financial information as soon as practicable but not later than sixty (60) days after this report must be filed.

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

(c)  Exhibits

        1.      Profit Sharing Agreement between
                Security National Financial
                Corporation and Suncoast Financial
                Corporation.*

        2.      Service Agreement between Security
                National Financial Corporation and
                Suncoast Financial Corporation.*

        3.      Promissory Note between Security
                National Financial Corporation, as
                borrower, and Key Bank of Utah, as
                lender.*

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        4.      Loan and Security Agreement between
                Key Bank of Utah and Security National
                Financial Corporation.*

        5.      General Pledge Agreement between
                Security National Financial
                Corporation, as debtor, and Key Bank
                of Utah.*


                *  Incorporated by reference from
                Report on Form 8-K, as filed on
                January 2, 1995.

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                                 SIGNATURES

Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                SECURITY NATIONAL FINANCIAL CORPORATION
                              (Registrant)




Date:  February 23, 1995                By:  Stephen M. Sill
                                             ---------------
                                             Controller and
                                             Chief Financial Officer